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GLD To Transfer from NYSE to NYSE Arca

NEW YORK, November 26, 2007 – NYSE Euronext (NYSE Euronext: NYX) today announced that effective December 13, 2007, World Gold Trust Services, LLC will transfer the listing of the StreetTRACKS Gold Trust (symbol: GLD) currently listed on the NYSE to the NYSE Arca trading platform.

GLD will begin trading as an exclusive primary NYSE Arca listing effective prior to the opening on Thursday, December 13, 2007.

Launched by World Gold Trust Services, LLC a wholly owned subsidiary of the World Gold Council, and State Street Global Markets LLC, a wholly owned subsidiary of State Street Global Advisors on November 18, 2004, GLD provides investors with simple, cost-effective, and secure access to allocated gold bullion. The first US commodity-based exchange-traded fund (ETF), StreetTRACKS Gold Trust has emerged as one of the fastest growing ETFs in history gathering in excess of $1bn in its first three days of trading. Now the sixth largest ETF by assets in the US, GLD held, as of October 31, 2007, $15.2bn assets under management. Holders of GLD shares will see no material change in their investment as a result of such transfer.

NYSE Arca’s all-electronic platform is the single largest liquidity pool for ETFs in the U.S. and presents a compelling value proposition for all market participants. In the first half of 2007, NYSE Arca handled 43% of all ETF shares traded in the U.S., representing an average daily volume of approximately 231.96 million shares.

All existing NYSE ETF specialist firms are acting as LMMs in primary listings on NYSE Arca and will continue to provide value for investors and issuers by ensuring liquidity and reducing volatility. NYSE Group believes that offering a single, harmonized platform for listing and trading ETFs will further improve efficiencies and market quality.

Notes to Editors:

About StreetTRACKS Gold Trust:

StreetTRACKS Gold Trust offers investors an innovative, relatively cost efficient and secure way to access the gold market. At the close of business on October 31, 2007 the Trust held 597.53 tonnes of gold with a market value of $ 15.2bn.

World Gold Council

The World Gold Council (WGC), a commercially-driven marketing organisation, is funded by the world’s leading gold mining companies. A global advocate for gold, the WGC aims to promote the demand for gold in all its forms through marketing activities in major international markets. For further information visit www.gold.org.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning investments in and access to gold bullion which are subject to risks and uncertainties. Future events and actual results, financial and otherwise, may differ from the results discussed in the forward-looking statements. A number of these risks and other factors that might cause differences, some of which could be material, along with additional discussion of forward-looking statements, are set forth in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission. This press release speaks only as of this date. StreetTRACKS Gold Trust disclaims any duty to update the information herein.

About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $30.3 trillion/€21.3 trillion total market capitalization of listed companies and average daily trading value of approximately $139 billion/€103 billion (as of September 30, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext’s reference document for 2006 (“document de référence”) filed with the French Autorité des Marchés Financiers (Registered on June 6, 2007 under No. R.07-0089), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.